SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 14, 2004
Date of Report
(Date of Earliest Event Reported)

CAPITOL FIRST CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State of Incorporation)	0-23450 (Commission File No.)	88-0361144 (I.R.S. Employer Identification No.)

7100 Camino Real Boulevard, Suite 402, Boca Raton, FL 33433
(Address of Principal Executive Offices)

Registrant's Telephone Number: 561-417-7115

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 19, 2004, Capitol First Corporation (the “Company”)informed the independent accounting firm of Baum & Company, P.A.(“Baum”), that the Board of Directors had voted to replace Baum with the independent accounting firm of Berkovits, Lago & Company, LLP.

In connection with its audits of the Company’s financial statements as of and for the years ended September 30, 2003 and September 30, 2002, there have been no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baum would have caused them to make reference thereto in their report on the financial statements of the Company as of and for the years ended September 30, 2003 and 2002.

The Company has requested that Baum furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 21, 2004, is filed as Exhibit 16 to Item 4 of this Report on Form 8-K.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 14, 2004, Michael G. Todd, the president and chief executive officer of the Company resigned due to personal reasons. Ashley B. Bloom, the Company’s vice president and treasurer has been named Acting President and chief executive officer of the Company by the Board of Directors, effective January 14, 2004.

On January 14, 2004, Raymond Baptista, a director of the Company resigned from the Board of Directors for personal reasons. The Board of Directors, effective January 14, 2004, appointed Ashley B. Bloom to Mr. Baptista’s vacant seat until a successor is elected by the shareholders or appointed by the board.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

Exhibit No.

Exhibit 16.     Letter from Baum & Company, P.A. to Capitol First Corporation, dated January 21, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2004	CAPITAL FIRST CORPORATION
By: /s/ Ashley B. Bloom Ashley B. Bloom Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description Letter from Baum & Company P.A. Dated January 21, 2004	Page